AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

October 15, 2007

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Cardinal Communications, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K Cardinal Communications, Inc., dated October 15, 2007 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by     /s/ AJ. Robbins
      AJ. Robbins, CPA